CERTIFICATE OF AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF DUN & BRADSTREET HOLDINGS, INC. (Under Section 242 of the General Corporation Law of the State of Delaware) June 12, 2024 Dun & Bradstreet Holdings, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware, as amended (the “DGCL”), does hereby certify as follows: 1. The name of the Corporation is Dun & Bradstreet Holdings, Inc. 2. The Amended and Restated Certificate of Incorporation of the Corporation (as amended, the “Certificate of Incorporation”) was filed with the Secretary of State of the State of Delaware on February 7, 2019. 3. An amendment to the Certificate of Incorporation to change the name of the Corporation from Star Intermediate 1, Inc. to Dun & Bradstreet Holdings, Inc. was filed with the Secretary of State of the State of Delaware on March 12, 2020. 4. An amendment to the Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on June 23, 2020. 5. An Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”) was filed with the Secretary of State of the State of Delaware on July 2, 2020. 6. The board of directors of the Corporation, acting in accordance with the provisions of Sections 141 and 242 of the DGCL, adopted resolutions to amend and restate Article XII of the Amended and Restated Certificate of Incorporation in its entirety so that Article XII, as so amended and restated, shall be and read as follows: ARTICLE XII INDEMNITY The Corporation shall indemnify to the full extent authorized or permitted by law any person made, or threatened to be made, a party to any action or proceeding (whether civil or criminal or otherwise) by reason of the fact that such person is or was a director or officer of the Corporation or by reason of the fact that such director or officer, at the request of the Corporation, is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity. Nothing contained herein shall affect any rights to indemnification to which employees other than directors and officers may be entitled by law. No director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such a director or officer in his or her capacity as a director or officer, respectively. Notwithstanding the foregoing sentence, a director or officer shall be liable to the extent provided by applicable law (a)

2 for any breach of the director’s or officer’s duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) pursuant to Section 174 of the DGCL or (d) for any transaction from which such director or officer derived an improper personal benefit. No amendment to or repeal of this Article XII shall apply to or have any effect on the liability or alleged liability of any director or officer of the Corporation for or with respect to any acts or omissions of such director or officer occurring prior to such amendment. 7. The foregoing Amendment to the Amended and Restated Certificate of Incorporation of the Corporation was submitted to the stockholders of the Corporation entitled to vote on such matter and was approved by the required vote of such stockholders of the Corporation in accordance with Sections 228 and 242 of the DGCL on June 12, 2024. 8. This Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Corporation, and the amendment contemplated hereby, shall become effective immediately upon being duly filed with the Secretary of State of the State of Delaware. [The remainder of this page is intentionally left blank]

3 IN WITNESS WHEREOF, the undersigned, for the purpose of amending the Amended and Restated Certificate of Incorporation of the Corporation pursuant to the DGCL, does hereby declare and certify that this is the act and deed of the Corporation and the facts stated herein are true, and accordingly has hereunto signed this Amendment to the Amended and Restated Certificate of Incorporation of the Corporation this 12th day of June, 2024. DUN & BRADSTREET HOLDINGS, INC. By: Name: Colleen E. Haley Title: Corporate Secretary